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                                                                   EXHIBIT 23(D)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Fleet Financial Group, Inc. of our report dated January 20, 1995 appearing in the Current Report on Form 8-K dated April 13, 1995 of Shawmut National Corporation, and to the reference to us under the heading "Experts" which appears in this Joint Proxy Statement-Prospectus which is part of this Registration Statement.

/S/ DELOITTE & TOUCHE LLP
Hartford, Connecticut
April 28, 1995